As filed with the Securities and Exchange Commission on September 21, 2022

Registration No. 333- __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Canterbury Park Holding Corporation
(Exact name of registrant as specified in its charter)

Minnesota	47-5349765
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1100 Canterbury Road Shakopee, MN 55379 (952) 445-7223
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Randall D. Sampson
President and Chief Executive Officer
Canterbury Park Holding Corporation
1100 Canterbury Road
Shakopee, MN 55379
(952) 445-7223
(Address, including zip code, and telephone number
including area code, of agent for service)

Copies to: April Hamlin, Esq. Ballard Spahr LLP 2000 IDS Center 80 South 8th Street Minneapolis, MN 55402 (612) 371-3211

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 21, 2022

PROSPECTUS

CANTERBURY PARK HOLDING CORPORATION

$100,000,000
Common Stock
Preferred Stock
Warrants
Subscription Rights
Units

We may offer and sell up to $100,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. Any of these securities may be offered separately or in combination at prices and on other terms to be determined at the time of the offering.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

We may sell the securities to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. Each applicable prospectus supplement will provide the terms of the plan of distribution relating to the specific offering. The applicable prospectus supplement also will include the names of any underwriters, dealers and agents involved in the sale of any securities and the purchase price of any securities, our net proceeds from the sale, and any underwriting discounts or commissions and other items constituting underwriters’ compensation.

Our common stock is listed on the Nasdaq Global Market under the symbol “CPHC.” On September 20, 2022, the last reported sale price of our common stock on the Nasdaq Global Market was $22.38 per share.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 6 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___________.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $100,000,000 as described in this prospectus.

Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus, the applicable prospectus supplement and any free writing prospectus we have authorized for use in connection with a specific offering, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.” We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the applicable prospectus supplement to this prospectus and any free writing prospectus we have authorized for use in connection with a specific offering is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “CPHC,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Canterbury Park Holding Corporation and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website, www.canterburypark.com, by following the link under “General” to “Investors” to “Financial Information” and then to “SEC Filings”. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC through its website as provided above or from us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any Compensation Committee report or performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 21, 2022.

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 13, 2022.

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the SEC on August 12, 2022.

●	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 19, 2022, for our 2022 Annual Meeting of Shareholders held on June 2, 2022.

●	Our Current Reports on Form 8-K filed with the SEC on January 10, 2022, January 31, 2022, March 22, 2022, June 2, 2022, June 7, 2022 and August 18, 2022.

●

The description of our Common Stock contained in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 21, 2022, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Canterbury Park Holding Corporation
1100 Canterbury Road
Shakopee, MN 55379
Attn: Corporate Secretary
(952) 445-7223

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE COMPANY

Canterbury Park Holding Corporation is a holding company and the parent company of two subsidiaries, Canterbury Park Entertainment LLC (“EntertainmentCo”) and Canterbury Development LLC (“DevelopmentCo”) and an indirect subsidiary Canterbury Park Concessions, Inc. which is wholly-owned by EntertainmentCo.

We divide our business into four segments: horse racing, card casino, food and beverage, and real estate development. EntertainmentCo conducts the horse racing, card casino, and food and beverage segments of our business at the Canterbury Park Racetrack and Card Casino facility (the “Racetrack”) in Shakopee, Minnesota. The Racetrack operations are subject to direct regulation by the Minnesota Racing Commission (the “MRC”), a state regulatory commission whose board members are appointed by the Minnesota Governor and confirmed by the Minnesota State Senate. DevelopmentCo conducts the real estate development segment of our business. DevelopmentCo is not subject to direct regulation by the MRC. A description of each the segments of our business is set forth below:

●

Horse Racing: Through EntertainmentCo, we host pari-mutuel wagering on horse races at the Canterbury Park Racetrack and Card Casino facility (the “Racetrack”) in Shakopee, Minnesota. Our pari-mutuel wagering operations include both wagering on thoroughbred and quarter horse races during live meets at the Racetrack and year-round wagering on races held at out-of-state racetracks that are televised simultaneously at the Racetrack (“simulcasting”). We acquired the Racetrack on March 29, 1994, commenced seven day a week simulcast operations on May 6, 1994, and, beginning in May 1995, launched live horse racing and related pari-mutuel wagering on a seasonal basis, generally from early May to early September. In June 2012, we entered into a Cooperative Marketing Agreement with the Shakopee Mdewakanton Sioux Community (“SMSC”) pursuant to which SMSC agreed, through the stated term of the CMA ending December 31, 2022, to supplement purses for live races at the Racetrack, as well as provide funds to us for joint marketing efforts with SMSC. There is no certainty the CMA will be extended beyond December 31, 2022 or renegotiated on terms that are mutually acceptable to SMSC, the horsepersons’ associations, and the Company.

●

Card Casino: Through EntertainmentCo, we host two forms of “unbanked” card games—poker and table games—in which patrons compete against each other, at the Racetrack. We have the option to offer banked games under the Minnesota law governing Card Casino operations but currently only offer unbanked games. The Card Casino opened on April 19, 2000 with authority to host card games at up to 80 tables.

●

Food and Beverage: We derive revenues from related services and activities conducted by EntertainmentCo at the Racetrack, such as food and beverage concessions, parking, advertising signage, publication sales, and catering and events held at the Racetrack.

●

Real Estate Development: DevelopmentCo is focused on the commercial development of approximately 140 acres of CPHC land that is not needed for Racetrack operations. We are continuing to pursue various development opportunities for this land in a project known as Canterbury Commons™. DevelopmentCo continues to pursue various mixed-use development opportunities, such as residential development, office, restaurants, hotel, entertainment, and retail operations. As of June 30, 2022, DevelopmentCo has contributed approximately 36 acres of land to three separate joint ventures.

We have entered into two joint ventures with affiliates of Doran Companies (“Doran”), a national commercial and residential real estate developer, to construct an upscale apartment complex on land adjacent to the Racetrack. In September 2018, DevelopmentCo contributed approximately 13 acres of land as its equity contribution in one joint venture entity, Doran Canterbury I, LLC, and became a 27.4% equity member. Construction of the 321-unit Phase I, which was developed pursuant to the first joint venture agreement, began in late 2018 with initial occupancy on part of the building in June 2020. Remaining units were completed and available for occupancy by the end of 2020. In August 2020, Doran exercised its option for Phase II of this project, which will include an additional 305 residential units, and the Company entered into a second joint venture agreement with Doran Canterbury II, LLC. On July 30, 2020, the Company transferred roughly 10 acres of land to Doran Canterbury II and holds a 27.4% ownership interest in Doran Canterbury II. Groundwork on the Doran Canterbury II site began in October 2020, paving the way for the ground-up construction of the second phase of apartments. The second phase of apartments is expected to be fully completed by Fall 2023, with occupancy available in phases starting in Spring 2023.

DevelopmentCo also has a joint venture with Greystone Construction (“Greystone”) through an entity called Canterbury DBSV Development, LLC (“Canterbury DBSV”). Canterbury Development’s equity contribution to Canterbury DBSV was approximately 13 acres of land, which was contributed to Canterbury DBSV on July 1, 2020. In connection with its contribution, Canterbury Development became a 61.87% equity member in Canterbury DBSV. As part of this joint venture, Canterbury DBSV has developed a new 28,000 square foot office building, with Greystone occupying the second floor as its new corporate headquarters. The project was completed in the 2021 third quarter and a lease was executed for the majority of the space resulting in 85% building occupancy. In March 2022, Canterbury DBSV contributed approximately 3.5 acres of land to a development partnership to build 147 units of senior market rate apartments under the brand name Omry. The Omry residential development is expected to be completed by Fall 2023. Canterbury DBSV continues to make progress on selecting end users for the balance of the 13-acre site.

In April 2020, DevelopmentCo entered into two agreements to sell approximately 14 acres of land on the west side of the Racetrack to Pulte Homes of Minnesota ("Pulte") and Lifestyle Communities. Closing of the Lifestyle Communities and the first phase of the Pulte transactions occurred in April 2021. Pulte will be building a 63-unit first phase of its new row home and townhome residences. The closing on the sale to Pulte of the 46-unit second phase was completed in May 2022. Adjacent to Pulte’s Canterbury Crossings development, Lifestyle Communities is in the pre-sales phase for its new cooperative community (branded “Artessa at Canterbury Park”) which will feature a 56-unit, four-story building with over 5,000 square feet of amenity spaces. Lifestyle Communities plans to begin construction in Fall 2022.

In February 2022, the Company announced plans to sell approximately 40 acres in the northeast corner of the property – along Canterbury Road and Unbridled Avenue – to Minneapolis-based Swervo Development Corporation (“Swervo”). Swervo intends to construct a 19,000 seat amphitheater as part of the Canterbury Commons development. Closing of the land sale is subject to state and local regulatory approvals and is expected to occur in 2022. Pending final regulatory approval of the amphitheater development, Canterbury also plans to invest in significant improvements to its horse stabling area. This multi-million dollar barn area redevelopment project will continue the Company’s ongoing commitment to provide quality horse racing in the state of Minnesota as well as allow for future development of Canterbury’s underutilized land. Assuming the approvals are granted, the planned amphitheater could open as early as 2024.

On August 10, 2018, we also entered into a redevelopment agreement with the City of Shakopee, Minnesota and the City of Shakopee Economic Development Authority, which was amended in September 2021. Under the redevelopment agreement, we agreed to undertake a number of specific infrastructure improvements within a tax increment financing district and the City of Shakopee agreed that a portion of the tax increment revenue generated from the developed property will be paid to us to reimburse us for our expense in constructing infrastructure improvements.

We were incorporated as a Minnesota corporation on October 1, 2015 under the name “New Canterbury Park Holding Corporation.” We are a successor corporation to another corporation, also named Canterbury Park Holding Corporation, that was incorporated in 1994. Effective as of the close of business on June 30, 2016, our business and operations were reorganized into our current holding company structure with EntertainmentCo and DevelopmentCo as our two subsidiaries and we changed our corporate name to Canterbury Park Holding Corporation. Our indirect subsidiary, Canterbury Park Concessions, Inc., is a wholly-owned subsidiary of EntertainmentCo.

Our principal executive offices are located at 1100 Canterbury Road, Shakopee, MN 55379, and our telephone number is (952) 445-7223.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

Unless otherwise set forth in an applicable prospectus supplement, we intend to use the net proceeds of any offering of securities sold by us to provide additional funding for general corporate purposes, which may include, without limitation, acquisitions, repayment of outstanding debt, capital expenditures and working capital. When particular securities are offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities. The net proceeds may be invested temporarily in short-term marketable securities until they are used for their stated purposes.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock, warrants, subscription rights, and units that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement and/or other offering materials.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our articles of incorporation, which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of 10,000,000 shares of common stock, $0.01 par value. All shares shall be of one class and one series, except that the board of directors, by its action, may establish more than one class or series.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive dividends, if any, as and when declared by our board of directors. All outstanding shares of common stock are fully paid and nonassessable. Holders of common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock, which we may designate in the future. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

As of September 20, 2022, we had 4,872,593 shares of common stock outstanding and approximately 580 record holders of our common stock and there were zero shares of common stock subject to outstanding stock option awards and 55,280 shares of common stock subject to outstanding deferred stock awards.

Transfer Agent

The transfer agent and registrar for our common stock is Equiniti Trust Company.

Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “CPHC”.

Preferred Stock

As of September 20, 2022, we have no outstanding shares of preferred stock.

Under our articles of incorporation, our board of directors is authorized to establish more than one class or series of shares. The board of directors may fix the relative rights and preferences of any such different classes or series, without shareholder approval.

The board of directors is required by the Minnesota Business Corporation Act, or the MBCA, and our articles of incorporation to adopt resolutions establishing a class or series, setting forth the designation of the class or series, and fixing the relative rights and preferences of the class or series. A statement setting forth, among other things, the text of these resolutions must be filed with the Secretary of State of the State of Minnesota. The resolutions for each class or series will fix the designations, powers, preferences, rights, qualifications, limitations and restrictions, including the following:

●	the number of shares constituting each class or series;

●	voting rights;

●	rights and terms of redemption, including sinking fund provisions;

●	preemptive rights;

●	dividend rights and rates;

●	dissolution;

●	terms concerning the distribution of assets;

●	conversion or exchange terms;

●	redemption prices; and

●	liquidation preferences.

All shares of preferred stock offered by this prospectus will, when issued, be fully paid and nonassessable. Our board of directors could authorize the issuance of additional shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares of common stock or otherwise discourage a transaction that holders of common stock might believe to be in their best interests.

We will describe in a prospectus supplement relating to the class or series of preferred stock being offered the following terms:

●	the title and stated value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the preferred stock;

●	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

●	the procedures for any auction and remarketing, if any, for the preferred stock;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	the provision for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;

●	voting rights, if any, of the preferred stock;

●	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

●

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, relating to dividends and upon our liquidation, dissolution or winding up:

●	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

●	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

●	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

The term equity securities does not include convertible debt securities.

Provisions Affecting Holders of Five Percent or More of Our Equity Securities

The Minnesota Racing Commission, or MRC, is charged with responsibility to ensure that pari-mutuel horse racing is conducted “in the public interest” and to ensure the “integrity” of racing in Minnesota. Under Minnesota law, the MRC has broad powers to require disclosure whether any natural person or business entity associated with a Class A or Class B licensee, including officers, directors or holders of a material amount of the licensee’s stock or other forms of ownership (“Control Persons”), has engaged in certain conduct or committed certain acts that reflect adversely on their character as it would pertain to affiliation with a Class A or Class B licensee (herein called “Character Information”). Character Information includes having been convicted of a felony, being the subject of a pending criminal prosecution, having engaged in any illegal business or having been found guilty of fraud or misrepresentation in connection with horse racing or breeding. If adverse Character Information about a Control Person becomes known to the MRC or if Character Information required by Minnesota law about a Control Person cannot be verified, the MRC has the power to revoke or suspend the licensee’s Class A or Class B license. A Class A or Class B licensee is required to provide Character Information about Control Persons when applying for its license and when its license is renewed. In addition, if a change occurs in the officers, directors or persons with a direct or indirect financial interest in the Class A or Class B license or if a 5% or more change in a licensee’s ownership occurs after the license is issued, the licensee must report to the MRC the identity of and Character Information about such Control Person within five days after such change.

The Racetrack operations we conduct through EntertainmentCo are subject to direct regulation by the MRC. Accordingly, to enable us to fulfill our responsibilities under Minnesota law, as well as to protect our interests as a Class A and Class B license holder, our articles of incorporation include provisions that are applicable to beneficial owners of 5% or more of any class of our equity securities, or beneficial owners that increase their ownership of any class of our equity securities by 5% of more, for so long as we own or have a financial interest in any business entity that subject to the provisions of the Minnesota law regulating pari-mutuel horse racing and other wagering currently regulated by the MRC.

Under our articles of incorporation, if any person or group of persons acquires a 5% percent or greater beneficial interest in any class of our equity securities, the shareholder must provide us with the information that we are required to provide to the MRC under Minnesota law.

Our articles of incorporation further provide that we have the right to redeem all or any person of the equity securities held by any person or group becomes the beneficial owner of 5% or more of any class of our equity securities or increases its beneficial ownership of any class of our equity securities by 5% or more if any of the following occur:

●	the ownership interest of such person or group is determined by the MRC to be detrimental to the public interest or integrity of horse racing in Minnesota;

●

the MRC advises us that if such person or group continues to hold all or any portion of the equity securities it acquired, the MRC will suspend EntertainmentCo’s Class A or Class B license or take other action materially adverse to EntertainmentCo’s business;

●	the person or group does not supply to the MRC within the time period specified by the MRC a certification with respect to the matters specified under Minnesota law;

●	the person or group fails to provide to the MRC within the time period specified by the MRC any information which the MRC requests; or

●

our board of directors shall in the exercise of its reasonable judgment determine that the MRC will suspend the Class A or Class B license issued to EntertainmentCo or take other action that could have a material adverse effect on EntertainmentCo’s business if such person or group continues to hold all or any portion of the equity securities it acquired.

If we exercise our right to redeem equity securities from a beneficial owner under these circumstances, the redemption price will be paid in cash, securities or any combination thereof. The redemption price will be lowest of the lowest of (i) the price at which the equity securities were acquired, (ii) the book value per share of such equity securities based on our most recent audited balance sheet prior to the date such equity securities were purchased, or (iii) the fair market value of such equity securities on the date we receive notification that such person or group became the beneficial owner of 5% or more of our equity securities or increased its beneficial ownership of such equity securities 5% or more.

If we elect to redeem less than all of the equity securities from a shareholder under these circumstances, the shares to be redeemed may be selected in such manner as our board of directors determines, which may include selection first of the most recently purchased shares thereof, selection by lot, or selection in any other manner.

At least 30 days’ written notice of the redemption date must be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder); but the redemption date may be the date on which written notice is given to record holders if the cash or redemption securities necessary to effect the redemption has been deposited in trust for benefit of the record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed.

From and after the redemption date or such earlier date as mandated by pertinent state or federal law, any and all rights of whatever nature, that may be held by the beneficial owner(s) of shares of equity securities selected for redemption (including without limitation any rights to vote or participate in dividends declared on shares of the same class or series as such shares), will cease and terminate and such beneficial owner will be entitled only to receive the cash and redemption securities payable upon redemption.

Anti-Takeover Effects of Provisions of our Articles of Incorporation, our Bylaws and Minnesota Law

Some provisions of Minnesota law, our articles of incorporation and our bylaws contain provisions that could make the following transactions more difficult: acquisition of CPHC by means of a tender offer; acquisition of CPHC by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that shareholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our common stock.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Redemption of Equity Securities

Under our articles of incorporation, our board of directors may redeem equity securities held by beneficial owners of 5% or more of any class of our equity securities, or beneficial owners that increase their ownership of any class of our equity securities by 5% of more, for so long as we own or have a financial interest in any business entity that subject to the provisions of the Minnesota law regulating pari-mutuel horse racing and other wagering currently regulated by the MRC. See “Provisions Affecting Holders of Five Percent or More of Our Equity Securities.” These provisions of our articles of incorporation may make it more difficult to accomplish a change in control transaction or could deter change in control transactions.

Designation of Capital Stock

The ability of our board of directors to designate classes or series of stock from our authorized stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

Shareholder Meetings

Under our bylaws, annual meetings of our shareholders may be called only by our board of directors.

Under our bylaws, special meetings of our shareholders may be held at any time and for any purpose and may be called by the chairman of our board, our president, treasurer, two or more directors, or by a shareholder or shareholders holding 10% or more of the voting power of all shares entitled to vote on the matters to be presented to the meeting, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or affect a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, must be called by 25% or more of the voting power of all shares entitled to vote.

Requirements for Advance Notification of Shareholder Nominations and Proposals

Nominations for election to our board of directors may be made by the board of directors or a committee appointed by the board of directors or by any shareholder entitled to vote generally in the election of directors who follows the advance notice procedures described in Section 3.06 of our bylaws. In general, a shareholder must submit a written notice of the nomination to our corporate secretary not less than 45 days nor more than 75 days prior to a meeting date corresponding to the prior year’s annual meeting, together with required information regarding the shareholder and each person the shareholder proposes to nominate.

Shareholders can propose business, other than nominations to our board of directors, to be considered at a regular meeting of shareholders only if a shareholder follows the advance notice procedures described in Section 2.09 of our bylaws. In general, a shareholder must submit a written notice of the proposal together with required information regarding the shareholder and the shareholder’s interest in the proposal to our corporate secretary not less than 45 days nor more than 75 days prior to a meeting date corresponding to the prior year’s annual meeting.

Provisions of Minnesota Law

We are governed by the provisions of Section 671 (Control Share Act), Section 673 (Business Combination Act) and Section 675 (Takeover Provisions) of the Minnesota Business Corporation Act, or MBCA. These provisions may have an effect of delaying, deferring or preventing an unsolicited takeover of CPHC and deprive our shareholders of an opportunity to sell their shares at a premium over the market price. The following description of certain provisions of the MBCA is only a summary and does not purport to be complete and is qualified in its entirety by reference to the MBCA.

In general, Section 671 of the MBCA provides that shares of an “issuing public corporation,” such as CPHC, acquired by an “acquiring person” in a “control share acquisition” that exceed the threshold of voting power of any of the three ranges identified below will not have voting rights, unless the issuing public company’s shareholders vote to accord such shares the voting rights normally associated with such shares. A “control share acquisition” is an acquisition, directly or indirectly, by an “acquiring person” (as defined in the MBCA) of beneficial ownership of shares of an issuing public corporation that, but for Section 671, would, when added to all other shares of the issuing public corporation beneficially owned by the acquiring person, entitle the acquiring person, immediately after the acquisition, to exercise or direct the exercise of a new range of voting power of the issuing public corporation with any of the following three ranges: (i) at least 20 percent but less than 33.33 percent; (ii) at least 33.33 percent but less than or equal to 50 percent; and (iii) over 50 percent. Shares acquired in a control share acquisition in excess of any of the three thresholds will have not voting rights, unless voting rights are accorded such shares by an affirmative vote by the issuing public company’s shareholders. Acquisition of beneficial ownership of shares includes the acquisition of the power to vote or direct the voting of shares, whether that power is shared within a group or is held by one shareholder. Certain acquisitions of voting power are exempt from Section 671, including acquisitions directly from the issuing public company. The issuing public company also has an option to call for redemption all, but not less than all, shares acquired in the control share acquisition that exceed 20% of the outstanding voting power (or such higher threshold of voting power for which shareholder approval has not been obtained) at a price equal to the fair market value of the shares at the time the call is given if (i) the acquiring person fails to deliver the information statement to the issuing public company by the tenth day after the control share acquisition; or (ii) shareholders have voted not to accord voting rights to the shares acquired in the control share acquisition.

In general, Section 673 of the MBCA prohibits a public Minnesota corporation from engaging in a business combination with an interested shareholder for a period of four years after the date of the transaction in which the person became an interested shareholder, unless either the business combination or the acquisition by which such person becomes an interested shareholder is approved in a prescribed manner before the person became an interested shareholder. The term “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. An “interested shareholder” is a person who is the beneficial owner, directly or indirectly, of 10% or more of a corporation’s voting stock, or who is an affiliate or associate of the corporation, and who, at any time within four years before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the corporation’s outstanding voting stock. Section 673 does not apply if a committee of our board of directors consisting of one or more of our disinterested directors (excluding our current and former officers and employees) approves the proposed transaction or the interested shareholder’s acquisition of shares before the share acquisition date or on the share acquisition date but before the interested shareholder becomes an interested shareholder.

If a takeover offer is made for our stock, Section 675 of the MBCA precludes the offeror from acquiring additional shares of stock (including in acquisitions pursuant to mergers, consolidations or statutory share exchanges) within two years following the completion of the takeover offer, unless shareholders selling their shares in the later acquisition are given the opportunity to sell their shares on terms that are substantially the same as those contained in the earlier takeover offer. A “takeover offer” is a tender offer which results in an offeror who owned ten percent or less of a class of our shares acquiring more than ten percent of that class, or which results in the offeror increasing its beneficial ownership of a class of our shares by more than ten percent of the class, if the offeror owned ten percent or more of the class before the takeover offer. Section 675 does not apply if a committee of our board of directors approves the proposed acquisition before any shares are acquired pursuant to the earlier tender offer. The committee must consist solely of directors who were directors or nominees for our board of directors at the time of the first public announcement of the takeover offer, and who are not our current or former officers and employees, offerors, affiliates or associates of the offeror or nominees for our board of directors by the offeror or an affiliate or associate of the offeror.

On June 28, 2016, our shareholders approved under Section 671 of the MBCA (a) the acquisition in 2015 by investment advisory firms affiliated with Mario J. Gabelli (the “Gabelli Group”) of our common stock that increased the Gabelli Group’s ownership at that time from approximately 18% to approximately 24.8% of our outstanding common stock, (b) the restoration of voting rights with respect to the Gabelli Group’s shares, and (c) the acquisition by the Gabelli Group of beneficial ownership of additional shares that will have full voting rights up to a maximum of 33⅓% of our outstanding common stock. The Gabelli Group reported beneficial ownership as of March 17, 2021 of 12.98% of our outstanding common stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, preferred stock or any combination thereof. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number or amount of securities purchasable upon the exercise of warrants and the price or prices at which such number of securities may be purchased upon such exercise;

●	the designation, amount and terms of the securities for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the date, if any, on and after which the warrants and the related securities will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	a discussion of certain United States federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

●	vote, consent or receive dividends;

●	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

●	exercise any rights as shareholders of CPHC.

Each warrant will entitle its holder to purchase the number or amount of securities at the exercise price or prices set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants are exercised, the holders of the warrants will not have any rights of holders of the underlying securities, including in the case of shares of common stock or preferred stock, any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock or any combination thereof. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering.

In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for our common stock or preferred stock upon the exercise of the subscription rights;

●	the record date for determining the shareholders entitled to any rights distribution;

●	the number of subscription rights to be issued to each shareholder;

●	the number of shares or amount of preferred stock and terms of the preferred stock which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed;

●	if applicable, the material terms of any standby underwriting or purchase arrangement into which we may enter in connection with the offering of subscription rights; and

●	a discussion of certain United States federal income tax consequences applicable to the subscription rights.

Unless we otherwise specify in the applicable prospectus supplement, holders of the subscription rights may exercise the rights at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised rights will become void.

The subscription rights will be issued under a separate subscription rights certificate and the foregoing summary of material provisions of the subscription rights is subject to, and qualified in its entirety by reference to, all the provisions of the subscription rights certificate. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain U.S. federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

The foregoing description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement related to the series of units being offered, as well as any unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement, if any, relating to units offered under this prospectus.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold by us to or through underwriters, through dealers (acting as agent or principal), through agents, directly by us to one or more purchasers, through a specific bidding or auction process or otherwise, through a combination of any such methods of sale, and/or through any other methods described in a prospectus supplement.

We may sell the securities from time to time in one or more transactions, including pursuant to underwritten public offerings, negotiated transactions, block trades, in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through market maker or into an existing trading market, on an exchange or otherwise, or a combination of these methods. We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing shareholders. The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

We may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

LEGAL MATTERS

Ballard Spahr LLP, Minneapolis, Minnesota, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Canterbury Park Holding Corporation. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Canterbury Park Holding Corporation and subsidiaries as of December 31, 2021 and 2020, and for each of the years in the two-year period ended December 31, 2021, have been incorporated by reference herein in reliance upon the reports of Wipfli LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

CANTERBURY PARK HOLDING CORPORATION

$100,000,000
Common Stock
Preferred Stock
Warrants
Subscription Rights
Units

__________________________________________________________

PROSPECTUS

__________________________________________________________

___________, 20___

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                  Other Expenses of Issuance and Distribution

The following table sets forth the expenses payable by the registrant in connection with the securities being registered hereby:

SEC registration fee		$9,270
Legal fees and expenses		*
Accounting fees and expenses		*
Printing and engraving expenses		*
Miscellaneous		*
Total	$	*

*         These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.                  Indemnification of Directors and Officers

Section 302A.521 of the Minnesota Statutes and Section 9.02 of the Company’s bylaws require, among other things, the indemnification of persons made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the Company against judgments, penalties and fines (including attorneys’ fees) if such person is not otherwise indemnified, acted in good faith, received no improper benefit and the provisions relating to director conflicts of interest (if applicable) have been satisfied, reasonably believed that such conduct was in the best interests of the Company or, in the case of certain acts or omissions, reasonably believed that such conduct was not opposed to the best interests of the Company, and, in the case of criminal proceedings, had no reason to believe the conduct was unlawful.

In addition, Section 302A.521, subdiv. 3 of the Minnesota Statutes and Section 9.03 of the Company’s bylaws requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition in certain instances (a) if the Company receives a written affirmation from the person of a good faith belief that the criteria for indemnification have been satisfied and a written undertaking by the person to repay all amounts so paid or reimbursed by the Company if it is ultimately determined that the criteria for indemnification have not been satisfied and (b) a determination that the facts then known to those making the determination would not preclude indemnification.

The foregoing summaries are subject to the complete text of the Minnesota Statutes and the Company’s bylaws and are qualified in their entirety by reference thereto.

The Company also maintains an insurance policy to assist in funding indemnification of directors and officers for certain liabilities.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16.              Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index following the signature page and is incorporated herein by reference.

Item 17.              Undertakings

(a)         The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)         Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement. *
3.1	Restated Articles of Incorporation of Canterbury Park Holding Corporation (incorporated by reference to Exhibit 3.1 to Form 8-K dated June 30, 2016).
3.2	Bylaws of Canterbury Park Holding Corporation (incorporated by reference to Exhibit 3.2 to Form 8-K dated June 30, 2016).
3.3	Amendments effective April 17, 2020 to Bylaws of Canterbury Park Holding Corporation (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K dated April 17, 2020).
4.1	Form of Certificate of Designation of Preferred Stock. *
4.2	Form of Preferred Stock Certificate. *
4.3	Form of Warrant. *
4.4	Form of Warrant Agreement. *
4.5	Form of Subscription Rights Certificate. *
4.6	Form of Unit. *
4.7	Form of Unit Agreement. *
5.1	Opinion of Ballard Spahr LLP.
23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1).
23.2	Consent of Wipfli LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (incorporated by reference to the signature page hereto).
107.1	Filing Fee Table

* To be filed by amendment or as an exhibit to a document to be incorporated by reference, if applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shakopee, State of Minnesota, on September 21, 2022.

CANTERBURY PARK HOLDING CORPORATION

By:	/s/ Randall D. Sampson
Randall D. Sampson
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randall D. Sampson and Randy J. Dehmer, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 or other applicable form, with all exhibits thereto, or any and all amendments (including pre-effective and post-effective amendments) and supplements to a registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Randall D. Sampson	President and Chief Executive Officer (Principal Executive Officer), Director	September 21, 2022
Randall D. Sampson

/s/ Randy J. Dehmer	Chief Financial Officer (Principal Financial and Accounting Officer)	September 21, 2022
Randy J. Dehmer

/s/ Mark Chronister	Director	September 21, 2022
Mark Chronister

/s/ Carin J. Offerman	Director	September 21, 2022
Carin J. Offerman

/s/ Maureen H. Bausch	Director	September 21, 2022
Maureen H. Bausch

/s/ John S. Himle	Director	September 21, 2022
John S. Himle